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Exhibit 4(g)

(FORM OF FACE OF 6.05% SENIOR NOTES DUE 2013, SERIES B)

        This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        Unless and until it is exchanged in whole or in part for Securities in definitive registered form in accordance with the provisions of the Indenture applicable to such exchange, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depository or a nominee of such successor Depository.

CUSIP No. 698465 BJ 9	$[ ]

Panhandle Eastern Pipe Line Company, LLC

6.05% SENIOR NOTE
DUE 2013, SERIES B

        PANHANDLE EASTERN PIPE LINE COMPANY, LLC, a Delaware limited liability company (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [Amount in Words] dollars ($[            ]) on [    ], 20[    ] ("Maturity") and to pay interest thereon from [    ], 200[    ] (the "Original Issue Date") or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on February 15th and August 15th in each year, commencing [    ] and at Maturity at the rate of [    ]% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Senior Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the close of business on the 1st day of the calendar month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Senior Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Senior Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered holder at such address as shall appear in the Security Register.

        This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated [    ]

PANHANDLE EASTERN PIPE LINE COMPANY, LLC

By

Name:
Title:

Attest:

By

Name:
Title:

(FORM OF CERTIFICATE OF AUTHENTICATION)

        CERTIFICATE OF AUTHENTICATION

        This is one of the Senior Notes of the series of Senior Notes described in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
[Authorized Signatory]

(FORM OF REVERSE OF SENIOR NOTE)

        This Senior Note is one of a duly authorized series of Securities of the Issuer (herein sometimes referred to as the "Senior Notes"), specified in the Indenture, issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of March 29, 1999 among the Issuer, CMS Panhandle Holding Company, a Michigan corporation (which has merged into the Issuer), and NBD Bank, as trustee (predecessor to J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association)), further supplemented by the Third Supplemental Indenture dated as of August 18, 2003 between the Issuer and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as trustee (the "Trustee") (the Base Indenture as so supplemented, hereinafter being referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Senior Notes is not limited in aggregate principal amount, as specified in said Third Supplemental Indenture.

        The Senior Notes are redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 days nor more than 60 days notice to each holder of such Senior Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued and unpaid interest thereon to the date of redemption. Unless there is a default in the payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Senior Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. or their affiliates plus three others which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Issuer may purchase the Senior Notes in the open market, by tender or otherwise. Senior Notes so purchased may be held, resold or surrendered to the Trustee for cancellation. If applicable, the Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other securities laws and regulations in connection with any such purchase.

        No sinking fund is provided for the Senior Notes.

        If an Event of Default with respect to this Senior Note shall occur and be continuing, the principal of this Senior Note may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Senior Note or (ii) certain restrictive covenants and certain other obligations with respect to this Senior Note, in each case upon compliance with certain conditions set forth therein.

        The Indenture permits, with certain exceptions as therein provided, modifications and amendments of the Indenture by the Issuer and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes.

        The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Senior Notes may, on behalf of the holders of all Senior Notes, modify or eliminate restrictive covenants, which right includes the right to waive insofar as the Senior Notes are concerned, compliance by the Issuer with certain restrictive provisions of the Indenture.

        The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Senior Notes may, on behalf of all holders of Senior Notes, waive any past default under the Indenture with respect to any Senior Notes, except a default (i) in the payment of principal of, or premium, if any, or any interest on any Senior Note; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Senior Note affected.

        The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Notes; provided, however, that the Trustee shall not be obligated to take any action unduly prejudicial to holders not joining in such direction or involving the Trustee in personal liability.

        No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Issuer shall not be required to (a) issue, exchange or register the transfer of this Senior Note for a period of 15 days next preceding the mailing of the notice of redemption of Senior Notes or (b) exchange or register the transfer of any Senior Note or any portion thereof selected, called or being called for redemption, except in the case of any Senior Note to be redeemed in part, the portion thereof not so to be redeemed.

        Prior to due presentment of this Senior Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

(CERTIFICATE OF TRANSFER)

        FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

        (Please print or typewrite name and address including postal zip code, of assignee)

        (PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

        the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Senior Note on the books of the Issuer, with full power of substitution in the premises.

Dated:
] [Name of Assignor]

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  Exhibit 4(g)